EXHIBIT 23.1
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement covering the merger of Key Production Company, Inc. and Columbus Energy Corp. of our report dated February 24, 2000 included in Key Production Company Inc.'s From 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP



Denver, Colorado,
November 13, 2000.